Exhibit 13.1

Certification by the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Yandex N.V. (the “Company”) for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned John Boynton and Alexander Balakhnin, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2024

By:	/s/ John Boynton
	Name:	John Boynton
	Title:	Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Alexander Balakhnin
	Name:	Alexander Balakhnin
	Title:	Chief Financial Officer (Principal Financial Officer)